                                                                     Exhibit 99


Option No. BAB-__
Vesting Commencement
Date: ______________
Option Grant Date: _____________


                                 METRICOM, INC.

                            NONSTATUTORY STOCK OPTION


______________, Optionee:

         Metricom, Inc. (the "Company") has this day granted to you, the optionee named above, an option to purchase shares of the common stock of the Company ("Common Stock"). This option is not intended to qualify and will not be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         The details of your option are as follows:

         1. The total number of shares of Common Stock subject to this option is ______________ (_________). Subject to the limitations contained herein, this option shall be exercisable with respect to each installment shown below on or after the date of vesting applicable to such installment, as follows:

NUMBER OF SHARES (INSTALLMENT)           DATE OF EARLIEST EXERCISE (VESTING)
- ----------------                         -------------------------
____ shares                              One year from Vesting Commencement
                                         Date

_____ shares                             Two years from Vesting Commencement
                                         Date

_____ shares                             Three years from Vesting Commencement
                                         Date

_____ shares                             Four years from Vesting Commencement
                                         Date


                                       1.
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         2. (a) The exercise price of this option is _______ ($_______) per share, being not less than the fair market value of the Common Stock on the date of grant of this option.

            (b) Payment of the exercise price per share is due in full in cash (including check) upon exercise of all or any part of each installment which has become exercisable by you. Notwithstanding the foregoing, this option may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of Common Stock.

         3. The minimum number of shares with respect to which this option may be exercised at any one time is Five Hundred (500), except with respect to the final exercise of this option this minimum shall not apply. In no event may this option be exercised for any number of shares which would require the issuance of anything other than whole shares.

         4. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Securities Act of 1933, as amended (the "Act") or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act. The Company will use its reasonable best efforts to cause the conditions to this paragraph to be satisfied.

         5. The term of this option commences on the date hereof and, unless sooner terminated as set forth below, terminates on the date that is ten (10) years minus one day from the date hereof. This option shall terminate prior to the expiration of its term as follows: three (3) months after the termination of your relationship as a director or consultant of the Company or an affiliate of the Company for any reason or for no reason unless such termination is due to your death, in which event the option shall terminate on the earlier of the date set forth above or eighteen (18) months after your death.

         6. (a) This option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require as set forth below.

         The Company may require the optionee, or any person or entity to whom the option is transferred pursuant to paragraph 7, as a condition of exercising the option, (1) to give written assurances satisfactory to the Company as to the person's or entity's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he, she or it is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the option; and (2) to give written assurances satisfactory to the Company stating that such person or entity is acquiring the stock subject to the option for such person's or entity's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative


                                       2.
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if (i) the issuance of the shares upon the exercise of the option has been registered under a then currently effective registration statement under the Act, or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

            (b) By exercising this option you agree that the Company may require you to enter into an arrangement providing for the cash payment by you to the Company of any tax withholding obligation of the Company arising by reason of:
(1) the exercise of this option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise.

         7. This option is only transferable by will or by the laws of descent and distribution, and is exercisable during your life only by you.

         8. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company. In the event that this option is granted to you in connection with the performance of services as a consultant, director or member of the Industry Advisory Board, references to employment, employee and similar terms shall be deemed to include the performance of services as a consultant, director or member of the Industry Advisory Board, as the case may be, provided, however, that no rights as an employee shall arise by reason of the use of such terms.

         9. Any notices provided for in this option shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

         10. The Board or a committee to which the Board may have delegated administration of the option (the "Committee") shall have the power to accelerate the time during which the option may be exercised or the time during which the option or any part thereof will vest pursuant to paragraph 1, notwithstanding the provisions in the option stating the time during which it may be exercised or the time during which it will vest. Provided, however, that the Board or Committee shall not exercise this power as a means of circumventing the provisions of paragraph 12.

         11. Neither the optionee nor any person or entity to whom the option is transferred under paragraph 7 shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person or entity has satisfied all requirements for exercise of the option pursuant to its terms.

         12. (a) If any change is made in the stock subject to the option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the option will be appropriately adjusted in the class and maximum number of shares subject to the option.


                                       3.
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            (b) In the event of: (1) a merger or consolidation in which the
Company is not the surviving corporation or (2) a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law, (i) any surviving corporation shall assume the option or shall substitute a similar option, or
(ii) the option shall continue in full force and effect. In the event any surviving corporation elects not to assume or continue the option, or to substitute a similar option, then, if the optionee is still a member of the Board or Industry Advisory Board or is still rendering mutually agreed upon services to the Company, as the case may be, the time at which the option may first be exercised shall be accelerated, the optionee shall be given reasonable notice of such acceleration and the option terminated if not exercised prior to such event. In the event of a dissolution or liquidation of the Company, the option shall terminate if not exercised prior to such event.

         Dated as of the Option Grant Date.

                                Very truly yours,

                                Metricom, Inc.



                                By_____________________________________________
                                   Duly authorized on behalf
                                   of the Board of Directors


                                       4.
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The undersigned:

         (a) Acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option;

         (b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of the following agreements only:



         NONE_______________________
                    (Initial)

         OTHER   ______
                 ______



ATTACHMENTS:

         Form of Exercise


                                       5.
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                               NOTICE OF EXERCISE


Metricom, Inc.
980 University Avenue
Los Gatos, CA  95030-2375                       Date of Exercise:______________


Ladies and Gentlemen:

         This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

         Nonstatutory Stock Option

         Option No.:                   ________________________________________

         Stock option dated:           ________________________________________

         Number of shares as
         to which option is
         exercised:                    ________________________________________

         Certificates to be
         issued in name of:            ________________________________________

         Total exercise price:         $_______________________________________

         Cash payment delivered
         herewith:                     $_______________________________________


         By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the option grant agreement, and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option.

                                       Very truly yours,


                                       ________________________________________
                                       Optionee